SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                          Pursuant to Section 13 of 15(d)
                      of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 18, 1997


                               CHEVRON CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                    1-368-2                  94-0890210
  -----------------      ------------------------   --------------------
  (State or other        (Commission File Number)   (I.R.S. Employer No.)
  jurisdiction of
  incorporation)

    575 Market Street, San Francisco, CA                       94105
    ---------------------------------------------      ---------------------
  (Address of principal executive offices)                  (Zip Code)

         Registrant's telephone number, including area code:(415) 894-7700


      -------------------------------------------------------------------------
           (Former name or former address, if changed since last report)
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Item 5.   Other Events.
          -------------

On June 17, 1997, Caltex Petroleum Corporation, a 50 percent owned affiliate of Chevron, issued a press release announcing that it received an assessment from the Internal Revenue Service for excise taxes, penalties and interest relating to crude oil sales to Japanese customers beginning in 1980. The text of the press release is as follows:


For Release 4:00 PM CST
CALTEX TO CONTEST IRS ASSESSMENT
17 June, 1997  Irving, Texas

Caltex Petroleum Corporation announced today that it has received a claim from the U.S. Internal Revenue Service for $292 million in excise taxes, plus interest and penalties.

Caltex is jointly owned by Texaco Inc., and Chevron Corporation. Through its subsidiaries and affiliates, Caltex refines and markets petroleum products in more than 60 countries in the Asia-Pacific region, Africa and the Middle East.

The IRS claim relates to crude oil sales to Japanese customers beginning in 1980. Prior to 1980, Caltex directly supplied crude oil to its Japanese customers. In 1980, a Caltex subsidiary, Caltex Trading and Transport Corporation, also became a contractual supplier of crude oil to the Japanese customers. The IRS position is that this was a transfer of property, and thus taxable.

Caltex will challenge the claim and fully expects to prevail since the addition of another supplying company was not a taxable event. Additionally, Caltex believes the claim is based on an overstated value. Finally, Caltex strongly disagrees with the imposition and calculation of interest and penalties. Just as Caltex believes the underlying excise tax claim is wrong, Caltex also believes the related claim for approximately $140 million in penalties is equally wrong and the IRS claim for almost $1.6 billion in interest charges is flawed. The likelihood that Caltex would be faced with such charges is remote.

Caltex's Chief Financial Officer, Malcolm J. McAuley, said, "Caltex believes that it is unreasonable for the IRS to pursue this excise tax claim 17 years after the fact and 12 years after the IRS completed their audit of Caltex for the year in question. Moreover, income from these contracts has already been subject to U.S. income tax."

Chevron and Texaco have stated they believe this claim is entirely without merit and will have no material impact on their respective financial positions.


                                 SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           Dated: June 18, 1997

                                                     CHEVRON CORPORATION



                                                   By  /s/ L. I. BEEBE
                                                     -------------------
                                                     L. I. Beebe, Secretary
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